EXHIBIT 10.2.5

                   FOURTH AMENDMENT TO BAREBOAT CHARTER PARTY

        THIS FOURTH AMENDMENT TO BAREBOAT CHARTER PARTY, made as of this 30th day of June, 1997, (hereinafter referred to as the "Fourth Amendment") by and between Kadampanattu Corp. ("K Corp") and Trailer Bridge, Inc., ("Trailer Bridge").

        WHEREAS, in February, 1992 K Corp and Trailer Bridge entered into two
   (2) identical Bareboat Charter Party agreements for the vessels JAX-SAN JUAN BRIDGE and SAN JUAN-JAX BRIDGE; and

        WHEREAS, such Bareboat Charter Party agreements were extended each year for an additional year; and

        WHEREAS, in December, 1994 K Corp and Trailer Bridge entered into an amendment to extend such Bareboat Charter Party agreements to March 1, 1997; and

        WHEREAS, in October, 1995 K Corp and Trailer Bridge entered into an amendment to extend such Bareboat Charter Party agreements until the later of March 1, 1997 and the date upon which the Construction and Term Loan Agreement between K Corp and The First National Bank of Boston terminates and all Loans and other obligations thereunder have been indefeasibly and irrevocably repaid in full, in cash, and

        WHEREAS, in March, 1997 K Corp and Trailer Bridge entered into an amendment to extend such Bareboat Charter Party agreements to at least September 1, 2010.

        In consideration of the mutual covenants and agreements to be kept and performed on the part of said parties hereto, respectively as herein stated, K Corp and Trailer Bridge hereby agree, that effective with the initial public offering of common stock of Trailer Bridge each of the Bareboat Charter Parties shall be amended as follows:

        1. Amendment to section entitled "HIRE". The section entitled "HIRE" of each Bareboat Charter Party is hereby amended by deleting "at the rate of Ten Thousand Five Hundred Dollars per day commencing on and from the day and hour the vessel is redelivered in its modified state to the Charter" and replacing it with "Ten Thousand Fifty Dollars per day".

        2. Amendment to section entitled "Period". The section entitled "Period" of each Bareboat Charter Party is hereby amended by adding the following paragraph:

             "So long as this Charter Party is in effect under this section, Trailer Bridge, Inc. shall pay to K Corp. the daily rate required under the section entitled HIRE. In the event of a default, Trailer Bridge, Inc. shall remain liable for such daily rate regardless of whether the Charter Party has been terminated and the vessel returned to K Corp., unless in connection with its demand for redelivery of the vessel, K Corp. elects to have the present value of the remaining charter hire due and payable at the time of redelivery of the vessel. In that event, K Corp. shall notify Trailer Bridge of such election and Trailer Bridge shall pay K Corp upon delivery of the vessel the present value (calculated at a discount rate equal to the then average interest rate for Treasury obligations having a maturity equal to approximately one-half the remaining term of the Charter Party Period plus 2%) of all charter hire payments calculated at the daily rate due during the remainder of the Charter Party Period."

        34. Financial Statements. Within forty five (45) days of the end of each fiscal quarter Trailer Bridge shall furnish K Corp. with unaudited financial statements. Within ninety (90) days of the end of the fiscal year Trailer Bridge shall provide K Corp. with audited financial statements, to be audited by a "Big Six" accounting firm.

        35.  Cross Default.   Any default by Trailer Bridge, Inc. in the
             payment or performance of any obligation of any obligor for borrowed money or in respect of any extension of credit or accommodation or under any lease which, in the aggregate, involves obligations of $100,000 or more shall constitute a default under this Charter Party. If such a default is not cured by Trailer Bridge, Inc., within a reasonable time, K Corp. or BankBoston may terminate this Charter Party and demand return of the Vessel. From such demand by K Corp. or BankBoston until return of the Vessel, the daily rate shall accrue at 150% of the daily rate as specified in the section entitled "HIRE".

             Trailer Bridge, Inc. will promptly notify K Corp. in writing of any default or event of default. If Trailer Bridge, Inc. shall receive any notice or become aware of any action in respect of a claimed default under any indebtedness or obligation to which or with respect to which Trailer Bridge, Inc. is party, Trailer Bridge, Inc. shall give K Corp. written notice describing the notice or action and the nature of the claimed default.

        36. U.S. Citizenship. Trailer Bridge shall at all times maintain its citizenship in the United States for purposes of operating the vessel in the coastwise trade in accordance with Section 2 of the Shipping Act of 1916, as amended and in effect, and the regulations thereunder.

        37. Payment. Notwithstanding anything contained herein to the contrary, all payments by Trailer Bridge, Inc. under this Charter Party shall be made directly into K Corp.'s account
             #      with BankBoston. Trailer Bridge, Inc. and K Corp. agree
             and acknowledge that this section may not be amended without the prior consent of BankBoston.

        Except, and solely to the extent that the same has been specifically modified, amended or supplemented hereby, by this Fourth Amendment, all of the terms and conditions of the Bareboat Charter Party shall continue in full force and effect.

        IN WITNESS WHEREOF, K Corp. and Trailer Bridge have caused this Fourth Amendment to be executed as of the date and year first above written.


                                      KADAMPANATTU CORP.


                                      By:_____________________
                                           John D. McCown
                                           President


                                      TRAILER BRIDGE, INC.


                                      By:______________________
                                           John D. McCown
                                           Chairman